UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2003

                                  MILACRON INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                   1-8475                   31-1062125
-----------------      ------------------------     ------------------
 (State or other       (Commission File Number)       (IRS Employer
 jurisdiction of                                    Identification No.)
  incorporation)


 2090 Florence Avenue, P.O. Box 63716, Cincinnati, Ohio          45206
--------------------------------------------------------     ------------
       (address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (513) 487-5000


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ITEM 5.  OTHER EVENTS

At the Annual Meeting of Shareholders of Milacron Inc. (the "Registrant"), held on May 23, 2003, the Registrant's shareholders adopted an amendment (the "Amendment") to the Registrant's Restated Certificate of Incorporation to eliminate the right of long-term holders of the Registrant's common stock to ten votes per share. The Registrant filed its Restated Certificate of Incorporation, as so amended, with the Office of the Secretary of State of the State of Delaware on June 3, 2003. A copy of the Restated Certificate of Incorporation, as so amended, is filed herewith as Exhibit 3.1.



The Registrant's By-Laws were amended and restated upon the filing of the Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware on June 3, 2003. The Registrants's By-Laws, as so amended, bring certain provisions of the By-Laws that relate to voting by holders of common stock at shareholder meetings into conformity with the Amendment. A copy of the Registrant's By-Laws, as so amended, is filed herewith as Exhibit 3.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits:

Exhibit  No.        Description

 3.1 Restated Certificate of Incorporation of Milacron Inc., filed with the Office of the Secretary of State of the State of Delaware on June 3, 2003.

 3.2                Amended and Restated By-Laws, dated as of June 3, 2003.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Milacron Inc.

Date:   June 3, 2003                    By: /s/ Hugh C. O'Donnell, Esq.
                                            ----------------------------------
                                            Hugh C. O'Donnell
                                            Vice President, General Counsel and
                                            Secretary


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                                 EXHIBIT INDEX

Exhibit  No.        Description


 3.1 Restated Certificate of Incorporation of Milacron Inc., filed with the Office of the Secretary of State of the State of Delaware on June 3, 2003.

 3.2                Amended and Restated By-Laws, dated as of June 3, 2003.